23.1 (3)          Consent of Aaron Stein, CPA, Independent Auditor


                                Aaron Stein, CPA
                                 981 Allen Drive
                            Woodmere, New York 11598
                                  516-569-0520


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To:  Autocarbon.com, Inc.



I hereby consent to the reference to my firm under the heading "Selected Financial Data and Experts and to the use of my report dated March 6, 2002, except for Note 3, which is as of April 24, 2002 in the Registration Statement on Form SB-2, Post Effective Amendment No. 1, and the related Prospectus of Autocarbon.com, Inc. for the registration of 3,368,400 shares of its common stock.



/s/ Aaron Stein, CPA
---------------------------
Aaron Stein, CPA,
Certified Public Accountant


April 25, 2002